SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

LMP REAL ESTATE INCOME FUND INC.

(Name of Registrant as Specified in Its Charter)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

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LMP REAL ESTATE INCOME FUND INC.

620 Eighth Avenue

New York, New York 10018

March 27, 2015

Dear Stockholder:

The Board of Directors of LMP Real Estate Income Fund Inc. (the “Fund”) has nominated incumbent directors William R. Hutchinson, Eileen A. Kamerick and Robert D. Agdern for reelection at its upcoming Annual Meeting of Stockholders. The Board believes these nominees are highly experienced and qualified to continue to serve as directors and to protect the best interests of the Fund and its stockholders. The Board recommends that you vote FOR its nominees.

Your vote has always been very important to the Fund. This year, your vote has added importance. The Fund is aware that Bulldog Investors, LLC (“Bulldog”), which the Board believes has a history of being an activist investor focused on closed-end funds, has filed a proxy statement with the Securities and Exchange Commission. Bulldog may seek to solicit proxies to vote (i) in favor of a slate of three individuals nominated by affiliates of Bulldog as directors of the Fund (the “Bulldog Nominees”) and (ii) in support of a floor proposal that may be submitted at the meeting by affiliates of Bulldog recommending that the Board consider authorizing a self-tender for the Fund’s common stock at or close to net asset value (the “Bulldog Proposal”). The Board and the management of the Fund strongly believe that Bulldog is acting in Bulldog’s self-interest, and not in the long-term interests of all stockholders. The election of Bulldog Nominees and approval of the Bulldog Proposal could adversely affect the Fund’s investment operations and performance, and could ultimately harm long-term investors.

We strongly urge you NOT to sign or return any proxy cards sent by Bulldog. Based on the information provided by Bulldog with respect to the Bulldog Nominees, we believe that the Board’s nominees are far better qualified and will better serve the long-term interests of all of the Fund’s stockholders. Potentially adversarial involvement by the Bulldog Nominees in Board oversight and deliberations will not, in our opinion, in any way compare with the value the Board’s nominees will contribute to the Fund. In addition, the Fund has had strong annualized performance, returning 24.01%, 15.81% and 17.76% on the basis of net asset value for the 1, 3 and 5 year periods ended February 28, 2015 and outperforming both its benchmark, the MSCI US REIT Index, and its peers in the Lipper Real Estate Closed-End Funds Category. For further information about our performance, see “Other Matters” in the enclosed proxy statement. The Fund believes that the Bulldog Proposal would harm long-term investors as it may (i) impair the value of your investment in the Fund, (ii) reduce the future earnings of the Fund, (iii) increase the expense ratio of the Fund, (iv) reduce the trading liquidity of the Fund and (v) result in realization of gains causing a taxable event, all while only reducing the Fund’s discount for a potentially very short period of time.

Enclosed with this letter are the formal notice of the meeting, the proxy statement, which gives detailed information about the Board’s nominees and why the Board of Directors unanimously recommends that you vote FOR them, and a WHITE proxy card for you to sign and return. Even if you plan to attend the meeting, please sign, date and return the WHITE proxy card, or provide voting instructions by telephone or over the Internet. Please do NOT sign or return any proxy cards sent by Bulldog.

As always, thank you for your confidence in our stewardship of your assets.

Sincerely,

Kenneth D. Fuller

President and Chief Executive Officer

LMP REAL ESTATE INCOME FUND INC.

(NYSE: RIT)

620 Eighth Avenue, 49th Floor, New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 27, 2015

To the Stockholders:

The Annual Meeting of Stockholders of LMP Real Estate Income Fund Inc. (the “Fund”) will be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on Friday, May 29, 2015 at 10:00 a.m., New York time, for the purposes of considering and voting upon the following:

1.	A proposal to elect three Class III Directors to the Fund’s Board of Directors (Proposal 1);

2.	Any other business that may properly come before the Meeting.

The Board recommends that you vote “FOR” Proposal 1.

The Board of Directors has fixed the close of business on March 20, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

Robert I. Frenkel

Secretary

March 27, 2015

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD OR PROVIDE VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your WHITE proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the WHITE proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing WHITE the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp	John Doe, Treasurer
(3) ABC Corp., c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

Instructions for Telephone/Internet Voting

Various brokerage firms may offer the convenience of providing you with voting instructions via telephone or the Internet for shares held through such firms. Instructions for Internet and telephonic voting are included with the WHITE proxy card or voting instruction form.

LMP REAL ESTATE INCOME FUND INC.

(NYSE: RIT)

620 Eighth Avenue, 49th Floor, New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of LMP Real Estate Income Fund Inc. (the “Fund”) of proxies to be voted at the Annual Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue (at 41st Street), 49th Floor, New York, New York, on Friday, May 29, 2015 at 10:00 a.m., New York time, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

This Proxy Statement and the accompanying materials are being made available to stockholders on or about March 27, 2015.

The Fund is organized as a Maryland corporation and is a registered investment company.

Legg Mason Partners Fund Advisor, LLC (“LMPFA”), whose principal business address is 620 Eighth Avenue, New York, NY 10018, is the Fund’s investment adviser and administrator. Pursuant to a sub-advisory agreement with ClearBridge Investments, LLC (formerly ClearBridge Advisors, LLC) (“ClearBridge”, together with LMPFA, “Management”), located at 620 Eighth Avenue, New York, New York 10018, ClearBridge serves as the Fund’s subadviser. LMPFA and ClearBridge are both wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

The Board has nominated William R. Hutchinson, Eileen A. Kamerick and Robert D. Agdern for reelection at the meeting. The Board believes these nominees are highly experienced and qualified to continue to serve as directors and will provide strong leadership and exercise robust governance practices for the Fund.

The Fund is also aware that Bulldog Investors, LLC (“Bulldog”), which the Board believes has a history of being an activist investor focused on closed-end funds, has filed a proxy statement with the Securities and Exchange Commission (the “Commission”). Bulldog may seek to solicit proxies to vote (i) in favor of a slate of three individuals nominated by affiliates of Bulldog as directors of the Fund (the “Bulldog Nominees”) and (ii) in support of a floor proposal that may be submitted at the meeting by affiliates of Bulldog recommending that the Board consider authorizing a self-tender for the Fund’s common stock at or close to net asset value (the “Bulldog Proposal”). The Board and the management of the Fund strongly believe that the Bulldog Nominees and the Bulldog Proposal are in Bulldog’s self-interest, and not in the interests of all stockholders. The election of Bulldog Nominees and approval of the Bulldog Proposal could adversely affect the Fund’s investment operations and performance, and could ultimately harm long-term investors.

We strongly urge you NOT to sign or return any proxy cards sent by Bulldog. Based on the information provided by Bulldog with respect to the Bulldog Nominees, we believe that the Board’s nominees are far better qualified and will better serve the long-term interests of all of the Fund’s stockholders. Potentially adversarial involvement by the Bulldog Nominees in Board oversight and deliberations will not, in our opinion, in any way compare with the value the Board’s nominees will contribute to the Fund. In addition, the Fund has had strong annualized performance, returning 24.01%, 15.81% and 17.76% on the basis of net asset value for the 1, 3 and 5 year periods ended February 28, 2015 and outperforming both its benchmark and its peers. The Fund believes that the Bulldog Proposal would harm long-term investors as it may (i) impair the value of your investment in the Fund, (ii) reduce the future earnings of the Fund, (iii) increase the expense ratio of the Fund, (iv) reduce the trading liquidity of the Fund and (v) result in realization of gains causing a taxable event, all while only reducing the Fund’s discount for a potentially very short period of time.

Even if you plan to attend the meeting, please sign, date and return the WHITE proxy card, or provide voting instructions by telephone or over the Internet. You may also authorize a proxy to vote your shares electronically via the Internet by using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on the WHITE proxy card. This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded. If you require additional information, please call toll free at 1-866-751-6313.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If a proxy is properly executed and returned and no choice is specified with respect to one or more proposals, the shares will be voted “FOR” Proposal 1 (the election of Directors). Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person. In accordance with the Fund’s By-Laws, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund’s common stock entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted.

We strongly urge you NOT to sign or return any proxy cards sent by Bulldog. Any votes cast with respect to the Bulldog Nominees or the tender offer proposal in the separate proxy statement from Bulldog will be counted at the Annual Meeting. In addition, shares represented by proxies solicited by Bulldog will be counted as present for purposes of determining the existence of a quorum. If you have previously signed a proxy card from Bulldog, you can revoke the earlier proxy and vote for our nominees and on the other matters to be properly considered at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

The Board has fixed the close of business on March 20, 2015 as the record date (the “Record Date”) for the determination of stockholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Stockholders of the Fund on that date will be entitled to one vote on each matter for each share held, and a fractional vote with respect to fractional shares, with no cumulative voting rights. Stockholders are not entitled to any appraisal rights as the result of any proposal. At the Record Date, the Fund had 11,441,022.453 outstanding shares of Common Stock, par value $0.001 per share, the only authorized class of stock.

Annual reports are sent to stockholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 620

Eighth Avenue, 49th Floor, New York, New York 10018 or by calling toll free at 888-777-0102. Copies of annual and semi-annual reports of the Fund are also available on the Fund’s website at www.lmcef.com or on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at the Meeting. A majority of the shares of the Fund entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting. The inspector of election, who is an employee of the proxy solicitor engaged by the Fund, will determine whether or not a quorum is present at the Meeting. The inspector of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

If you hold shares directly (not through a broker-dealer, bank or other financial intermediary) and if you return a signed WHITE proxy card that does not specify how you wish to vote on a proposal, your shares will not be voted “FOR” Proposal 1 (the election of Directors).

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Meeting. A signed WHITE proxy card or other authorization by a beneficial owner of Fund shares that does not specify how the beneficial owner’s shares should be voted on a proposal will be deemed an instruction to vote such shares in favor of Proposal 1 (the election of Directors).

If you hold shares of the Fund through a service agent that has entered into a service agreement with the Fund, the service agent may be the record holder of your shares. At the Meeting, a service agent will vote shares for which it receives instructions from its customers in accordance with those instructions. A signed WHITE proxy card or other authorization by a stockholder that does not specify how the stockholder’s shares should be voted on a proposal may be deemed to authorize a service agent to vote such shares in favor of Proposal 1 (the election of Directors). Depending on its policies, applicable law or contractual or other restrictions, a service agent may be permitted to vote shares with respect to which it has not received specific voting instructions from its customers. In those cases, the service agent may, but may not be required to, vote such shares in the same proportion as those shares for which the service agent has received voting instructions. This practice is commonly referred to as “echo voting.”

If you beneficially own shares that are held in “street name” through a broker-dealer or that are held of record by a service agent and if you do not give specific voting instructions for your shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your shares to be voted.

Required Vote

Proposal 1:

•	Directors are elected by a plurality of the votes cast by the holders of shares of the Fund’s common stock present in person or represented by proxy at a Meeting at which a quorum is present.

•	For purposes of Proposal 1, abstentions and broker non-votes are not considered “votes cast” and, therefore, do not affect the plurality vote required for the election of Directors.

In accordance with the Fund’s by-laws and Maryland law, whether or not a quorum is present, the chairman of the Meeting may move for one or more adjournments of the Meeting to permit further solicitation of proxies. The Fund does not intend to seek a stockholder vote on an adjournment of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on May 29, 2015

The Proxy Statement and related materials are available at http://proxyonline.com/docs/leggmason

Proposal 1: Election of Directors

In accordance with the Fund’s Charter, the Board is currently classified into three classes: Class I, Class II and Class III. The Board of Directors of the Fund currently has nine members. William R. Hutchinson, Eileen A. Kamerick and Robert D. Agdern, the Directors serving in Class III, have terms expiring at the Meeting, and they have been nominated by the Board of Directors for election at the Meeting to serve for a term of three years (until the 2018 Annual Meeting of Stockholders), or until their successors have been duly elected and qualified or until they resign or are otherwise removed.

The Board recommends and requests your support to elect the Board Nominees at the Meeting. The Board, as well as Management, have full confidence in its current members, including the Board Nominees. The Board Nominees are highly experienced and qualified to continue to serve as directors and will provide strong leadership and exercise robust governance practices for the Fund. The Board is comprised of individuals with substantial professional accomplishments and prior experience in a variety of fields, as further detailed below. Eight of the nine current directors, including the Board Nominees, are not “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, LMPFA or ClearBridge. In addition, the Board has examined and continues to examine options to enhance long-term stockholder value, including ways to address the Fund’s discount from net asset value, in a suitable manner in light of market conditions. The Board and Management believe that continuity of Board oversight and management of the Fund is in the best interests of stockholders and best enables the Fund to achieve its long-term investment goals.

You may receive solicitation materials from Bulldog seeking your proxy to vote for the Bulldog Nominees. The Board strongly urges you not to vote for any of the Bulldog Nominees and not to sign or return any proxy card that may be sent to you by Bulldog. The Board urges you to vote in favor of electing the Board Nominees as directors of the Fund and to return the WHITE proxy card provided by the Fund. In addition, the Board and management believe that the Bulldog Nominees, if elected, will pursue an agenda of advocating a tender offer for the Fund, or a structural change to the Fund, that would not be in the best interests of the Fund and its stockholders.

The terms of office of the remaining Class I and Class II Directors expire at the year 2016 and 2017 Annual Meeting of Stockholders, respectively, or thereafter until their successors have been duly elected and qualified or until they resign or are otherwise removed. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

The persons named in the proxy intend to vote at the Meeting (unless directed not to vote) “FOR” the election of the Board Nominees named below. Each of the Board Nominees is currently a member of the Fund’s Board of Directors and has indicated that he or she will serve if elected. However, if any Board Nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in their discretion.

Certain information concerning the Board Nominees is set forth on the following page.

Persons Nominated for Election as Directors

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Board Nominees to serve as Class III Directors until 2018 Annual Meeting of Stockholders
NON-INTERESTED DIRECTOR NOMINEES
William R. Hutchinson c/o Chairman of the Fund Legg Mason & Co. LLC (“Legg Mason & Co.”) 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1942	Director and Member of Audit and Nominating Committees	Since 2002	President, W.R. Hutchinson & Associates Inc. (consulting)	31	Director (Non-Executive Chairman of the Board (since December 1, 2009)), Associated Banc-Corp. (since 1994)

Eileen A. Kamerick c/o Chairman of the Fund Legg Mason & Co., 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1958	Director and Member of Audit and Nominating Committees	Since 2013	Adjunct Professor, Washington University in St. Louis and University of Iowa law schools and Consultant, corporate governance matters (since 2014); formerly CFO, Press Ganey Associates (health care informatics company) (2012-2014); Managing Director and CFO, Houlihan Lokey (international investment bank and advisory firm) (2010 to 2012); Senior Vice President, CFO & CLO, Tecta America Corp (commercial roofing company) (2008 to 2010); Executive Vice President and CFO, Bearing Point Inc. (management and technology consulting firm) (2008); Executive Vice President, CFO and CAO Heidrick & Struggles (international executive search and leadership consulting firm) (2004 to 2008)	31	Director of Associated Banc-Corp (financial services company) (since 2007); Westell Technologies, Inc. (technology company) (since 2003)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Robert D. Agdern c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1950	Director and Member of Audit and Nominating Committees	Effective January 1, 2015	Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University since 2002; Deputy General Counsel responsible for western hemisphere matters for BP PLC from 1999 to 2001; Associate General Counsel at Amoco Corporation responsible for corporate, chemical, and refining and marketing matters and special assignments from 1993 to 1998 (Amoco merged with British Petroleum in 1998 forming BP PLC).	31	None

**	The term “Fund Complex” means two or more registered investment companies that:
(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
The following table provides information concerning the remaining Directors of the Fund:
Class I Directors serving until the 2016 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS
Carol L. Colman c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1946	Director and Member of Audit and Nominating	Since 2007	President, Colman Consulting Co.	31	None

Leslie H. Gelb c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1937	Director and Member of Audit and Nominating	Since 2007	President Emeritus and Senior Board Fellow, The Council on Foreign Relations (since 2003); formerly, President, The Council on Foreign Relations (prior to 2003); formerly, Columnist, Deputy Editorial Page Editor and Editor, Op-Ed Page, The New York Times	31	Director of two registered investment companies advised by Aberdeen Asset Management Asia Limited (since 1994)
INTERESTED DIRECTOR
Kenneth D. Fuller* Legg Mason & Co. 100 International Drive Baltimore, MD 21202 Birth year: 1958	Chairman, President and Chief Executive Officer	Since 2013	Managing Director of Legg Mason & Co., LLC (“Legg Mason & Co.”) (since 2013); Officer and/or Trustee/Director of 157 funds associated with Legg Mason Partners Fund Advisor, LLC (“LMPFA”) or its affiliates (since 2013); President and Chief Executive Officer of LM Asset Services, LLC (formerly, a registered investment adviser (since 2013); President and Chief Executive Officer of LMPFA (since 2013); formerly, Senior Vice President of LMPFA (2012 to 2013); formerly, Director of Legg Mason & Co. (2012 to 2013); formerly, Vice President of Legg Mason & Co. (2009 to 2012); formerly, Vice President-Equity Division of T. Rowe Price Associates (1993 to 2009), as well as Investment Analyst and Portfolio Manager for certain asset allocation accounts (2004 to 2009)	147	None

*	Mr. Fuller is an “interested person” as defined in the 1940 Act, because he is an officer of LMPFA and certain of its affiliates.
**	The term “Fund Complex” means two or more registered investment companies that:
(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Class II Directors serving until 2017 Annual Meeting of Stockholders
NON-INTERESTED DIRECTORS
Daniel P. Cronin c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1946	Director and Member of Audit and Nominating Committees	Since 2007	Retired; formerly, Associate General Counsel, Pfizer, Inc.	31	None

Paolo M. Cucchi c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1941	Director and Member of Audit and Nominating Committees	Since 2002	Emeritus Professor of French and Italian at Drew University (since 2014); formerly, Professor of French and Italian at Drew University (2009 to 2014); Vice President and Dean of College of Liberal Arts at Drew University (1984 to 2009)	31	None

Dr. Riordan Roett c/o Chairman of the Fund Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1938	Director and Member of Audit and Nominating Committees	Since 2007	The Sarita and Don Johnston Professor of Political Science and Director of Western Hemisphere Studies, Paul H. Nitze School of Advanced International Studies, The Johns Hopkins University (since 1973)	31	None

**	The term “Fund Complex” means two or more registered investment companies that:
(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

Each of the Directors has served as a Director of the Fund as indicated in the table above. The Directors were selected to join the Board based upon the following as to each Board Member: his or her character and integrity; such person’s service as a board member of other funds in the Legg Mason fund complex; such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; as to each Director other than Mr. Fuller, his or her status as not being an “interested person” as defined in the 1940 Act; and, as to Mr. Fuller, his role with Legg Mason. No factor, by itself, was controlling.

In addition to the information provided in the table included above, each Director possesses the following attributes: Mr. Agdern, experience in business and as a legal professional; Ms. Colman, experience as a consultant and investment professional; Mr. Cronin, legal and managerial experience; Mr. Cucchi, experience as a college professor and leadership experience as an academic dean; Mr. Gelb, academic and world affairs and foreign relations experience and service as a board member of other registered investment companies; Mr. Hutchinson, experience in accounting and working with auditors, consulting, business and finance and service as a board member of another highly regulated financial services company; Ms. Kamerick, experience in business and finance, including financial reporting, and service as a board member of another highly regulated financial services company; Dr. Roett, expertise in Latin and South American societies and economies and academic leadership experience; and Mr. Fuller, investment management and risk oversight experience as an executive and portfolio manager and leadership roles within Legg Mason and affiliated entities and another investment advisory firm. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Director as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Security Ownership of Management

The following table provides information concerning the dollar range of equity securities owned beneficially by each Director and nominee for election as Director as of December 31, 2014:

Name of Director/Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in all Funds Overseen by Director/Nominee in Family of Investment Companies(1)
NON-INTERESTED DIRECTORS
Robert D. Agdern(2)	None	None
Carol L. Colman	None	Over $100,000
Daniel P. Cronin	$10,001-$50,000	Over $100,000
Paolo M. Cucchi	None	$10,001-$50,000
Leslie H. Gelb	None	None
William R. Hutchinson	$50,001-$100,000	Over $100,000
Eileen A. Kamerick(3)	$10,001-$50,000	$10,001-$50,000
Dr. Riordan Roett	None	$10,001-$50,000
INTERESTED DIRECTOR
Kenneth D. Fuller	$10,001-$50,000	Over $100,000

(1)	The term, “Family of Investment Companies”, means any two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for purposes of investment and investor services.
(2)	Mr. Agdern became a Director, effective January 1, 2015.
(3)	Holdings are shown as of March 27, 2015.

As of December 31, 2014, the Board Nominees, Directors and Officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund’s Common Stock.

No Director or Board Nominee who is not an “interested person” of the Fund as defined in the 1940 Act, nor any immediate family members, to the best of the Fund’s knowledge, had any interest in the Fund’s investment adviser, or any person or entity (other than the Fund) directly or indirectly controlling, controlled by, or under common control with Legg Mason as of December 31, 2014.

Director Compensation

Under the federal securities laws, and in connection with the Meeting, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to the Directors by the Fund, as well as by the various other investment companies advised by LMPFA. The following table provides information concerning the compensation paid to each Director by the Fund during the fiscal year ended December 31, 2014 and the total compensation paid to each Director during the calendar year ended December 31, 2014. The Directors listed below are members of the Fund’s Audit and Nominating Committees, as well as committees of the boards of certain other investment companies advised by LMPFA. Accordingly, the amounts provided in the table include compensation for service on all such committees. The Fund does not provide any pension or retirement benefits to Directors. In addition, no remuneration was paid during the fiscal year ended December 31, 2014 by the Fund to Mr. Fuller who is an “interested person” as defined in the 1940 Act.

Name of Directors(2)	Aggregate Compensation from the Fund for Fiscal Year Ended 12/31/14 ($)	Total Compensation from the Fund and Fund Complex(1) for Calendar Year Ended 12/31/14 ($)
Robert D. Agdern(3)	0	0
Carol L. Colman	2,913	258,816
Daniel P. Cronin	2,913	258,816
Paolo M. Cucchi	2,599	231,941
Leslie H. Gelb	2,599	231,941
William R. Hutchinson	3,117	280,231
Eileen A. Kamerick	2,845	198,668
Dr. Riordan Roett	2,599	231,941
Jeswald W. Salacuse(4)	1,513	135,559

(1)	“Fund Complex” means two or more Funds (a registrant or, where the registrant is a series company, a separate portfolio of the registrant) that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other Funds.
(2)	Each Director currently holds 31 investment company directorships within this Fund Complex.
(3)	Mr. Agdern became a Director, effective January 1, 2015.
(4)	Mr. Salacuse retired from the Board of Directors, effective June 30, 2014.

Responsibilities of the Board of Directors

The Board of Directors is responsible under applicable state law for overseeing generally the management and operations of the Fund. The Directors oversee the Fund’s operations by, among other things, meeting at its regularly scheduled meetings and as otherwise needed with the Fund’s management and evaluating the performance of the Fund’s service providers including LMPFA, ClearBridge, the custodian and the transfer agent. As part of this process, the Directors consult with the Fund’s independent auditors and with their own separate independent counsel.

The Directors review the Fund’s financial statements, performance, net asset value and market price and the relationship between them, as well as the quality of the services being provided to the Fund. As part of this process, the Directors review the Fund’s fees and expenses in light of the nature, quality and scope of the services being received while also seeking to ensure that the Fund continues to have access to high quality services in the future.

The Board of Directors has four regularly scheduled meetings each year, and additional meetings may be scheduled as needed. In addition, the Board has a standing Audit Committee and Corporate Governance and Nominating Committee (the “Nominating Committee”) that meet periodically and whose responsibilities are described below.

During the fiscal year ended December 31, 2014, the Board of Directors held four regular meetings and two special meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board and the committees for which he or she was eligible. The Fund does not have a formal policy regarding attendance by Directors at annual meetings of stockholders.

Each of the Audit Committee and the Nominating Committee is composed of all Directors who have been determined not to be “interested persons” of the Fund, LMPFA, ClearBridge or their affiliates within the meaning of the 1940 Act, and who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”), and is chaired by an Independent Director. The Board in its discretion from time to time may establish ad hoc committees.

The Board of Directors is currently comprised of nine directors, eight of whom are Independent Directors. Kenneth D. Fuller serves as Chairman of the Board. Mr. Fuller is an “interested person” of the Fund. The appointment of Mr. Fuller as Chairman reflects the Board’s belief that his experience, familiarity with the Fund’s day-to-day operations and access to individuals with responsibility for the Fund’s management and operations provides the Board with insight into the Fund’s business and activities and, with his access to appropriate administrative support, facilitates the efficient development of meeting agendas that address the Fund’s business, legal and other needs and the orderly conduct of board meetings. Mr. Hutchinson serves as Lead Independent Director. The Chairman develops agendas for Board meetings in consultation with the Lead Independent Director and presides at all meetings of the Board. The Lead Independent Director, among other things, chairs executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Independent Directors and the Fund’s management between Board meetings. The Independent Directors regularly meet outside the presence of management and are advised by independent legal counsel. The Board also has determined that its leadership structure, as described above, is appropriate in light of the size and complexity of the Fund, the number of Independent Directors (who constitute a super-majority of the Board’s membership) and the Board’s general oversight responsibility. The Board also believes that its leadership structure not only facilitates the orderly and efficient flow of information to the Independent Directors from management, but also enhances the independent and orderly exercise of its responsibilities.

Audit Committee

The Fund’s Audit Committee is composed entirely of all of the Independent Directors: Mses. Colman and Kamerick and Messrs. Agdern, Cronin, Cucchi, Gelb, Hutchinson and Roett. Ms. Kamerick serves as the Chair of the Audit Committee and has been determined by the Board to be an “audit committee financial expert.” The principal functions of the Audit Committee are: to (a) oversee the scope of the Fund’s audit, the Fund’s accounting and financial reporting policies and practices and its internal controls and enhance the quality and objectivity of the audit function; (b) approve, and recommend to the Independent Board Members (as such term is defined in the Audit Committee Charter) for their ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Fund and certain other persons by the Fund’s independent registered public accounting firm. This Committee met twice during the fiscal year ended December 31, 2014. The Fund’s Board of Directors most recently reviewed and adopted an Audit Committee Charter at a meeting held on February 11, 2014, a copy of which was attached as Annex A to the Fund’s proxy statement dated March 26, 2014.

Nominating Committee

The Fund’s Nominating Committee, the principal function of which is to select and nominate candidates for election as Directors of the Fund, is composed of all of the Independent Directors: Mses. Colman and Kamerick and Messrs. Agdern, Cronin, Cucchi, Gelb, Hutchinson and Roett. Mr. Cronin serves as the Chair of the Nominating Committee. The Nominating Committee may consider nominees recommended by the stockholder as it deems appropriate. Stockholders who wish to recommend a nominee should send recommendations to the Fund’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee met twice during the fiscal year ended December 31, 2014. The Fund’s Board of Directors most recently reviewed and re-adopted a Nominating Committee Charter a meeting held on February 12, 2015, a copy of which is attached as Annex A to the Fund’s proxy statement.

The Nominating Committee identifies potential nominees through its network of contacts, and in its discretion may also engage a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Fund’s Directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Director of the Fund, the Nominating Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director of the Fund;

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Fund;

•	the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

The Nominating Committee does not have a formal diversity policy with regard to the consideration of diversity in identifying potential director nominees but may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

Investment, Performance and Pricing Committee

The Fund’s Investment Committee is composed entirely of all of the Independent Directors. The members of the Investment Committee are Mses. Colman and Kamerick and Messrs. Agdern, Cronin, Cucchi, Gelb, Hutchinson and Roett. Ms. Colman serves as the Chair of the Investment Committee. The principal functions of the Investment Committee are: (a) to review and revise, with LMPFA and/or Clearbridge, the investment performance data and related reports provided to the Board, (b) to review with LMPFA the investment performance benchmarks and peer groups used in reports delivered to the Board and (c) to perform other functions as the Board may delegate from time to time. This committee met four times during the fiscal year ended December 31, 2014.

Risk Oversight

The Board’s role in risk oversight of the Fund reflects its responsibility under applicable state law to oversee generally, rather than to manage, the operations of the Fund. In line with this oversight responsibility, the Board receives reports and makes inquiry at its regular meetings and as needed regarding the nature and extent of significant Fund risks (including investment, compliance and valuation risks) that potentially could have a materially adverse impact on the business operations, investment performance or reputation of the Fund, but relies upon the Fund’s management (including the Fund’s portfolio managers) and Chief Compliance Officer, who reports directly to the Board, and the Manager to assist it in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. In addition to reports and other information received from Fund management and the Manager regarding the Fund’s investment program and activities, the Board as part of its risk oversight efforts meets at its regular meetings and as needed with the Fund’s Chief Compliance Officer to discuss, among other things, risk issues and issues regarding the policies, procedures and controls of the Fund. The Board may be assisted in performing aspects of its role in risk oversight by the Audit Committee and such other standing or special committees as may be established from time to time by the Board. For example, the Audit Committee of the Board regularly meets with the Fund’s independent public accounting firm to review, among other things, reports on the Fund’s internal controls for financial reporting.

The Board believes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Directors as to risk management matters are typically summaries of relevant information and may be inaccurate or incomplete. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Officers

The Fund’s executive officers are chosen each year at a regular meeting of the Board of Directors of the Fund, to hold office until their respective successors are duly elected and qualified. Officers of the Fund receive no compensation from the Fund, although they may be reimbursed by the Fund for reasonable out-of-pocket travel expenses for attending Board meetings. In addition to Mr. Fuller, the Fund’s Chairman, CEO and President, the executive officers of the Fund currently are:

Name, Address and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 years
Richard F. Sennett Legg Mason & Co. 100 International Drive Baltimore, MD 21202 Birth year: 1970	Principal Financial Officer	Since 2011	Principal Financial Officer and Treasurer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011 and since 2013); Managing Director of Legg Mason & Co. and Senior Manager of the Treasury Policy group for Legg Mason & Co.’s Global Fiduciary Platform (since 2011); formerly, Chief Accountant within the SEC’s Division of Investment Management (2007 to 2011); formerly, Assistant Chief Accountant within the SEC’s Division of Investment Management (2002 to 2007)

Ted P. Becker Legg Mason & Co. 620 Eighth Avenue, 49th Floor New York, NY 10018 Birth year: 1951	Chief Compliance Officer	Since 2006	Director of Global Compliance at Legg Mason (since 2006); Managing Director of Compliance at Legg Mason, (since 2005); Chief Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Managing Director of Compliance at Legg Mason or its predecessors (2002-2005). Prior to 2002, Managing Director—Internal Audit & Risk Review at Citigroup Inc.

Vanessa A. Williams Legg Mason & Co. 100 First Stamford Place Stamford, CT 06902 Birth year: 1979	Identity Theft Prevention Officer	Since 2011	Identity Theft Prevention Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); Chief Anti- Money Laundering Compliance Officer of certain mutual funds associated with Legg Mason & Co. or its affiliates (since 2011); formerly, Assistant Vice President and Senior Compliance Officer of Legg Mason & Co. or its predecessor (2008 to 2011); formerly, Compliance Analyst of Legg Mason & Co. or its predecessor (2004 to 2008)

Steven Frank Legg Mason & Co. 620 Eighth Avenue New York, NY 10018 Birth Year: 1967	Treasurer	Since 2010	Vice President of Legg Mason & Co. (since 2002); Treasurer of certain funds associated with Legg Mason or its affiliates (since 2010); formerly, Controller of certain funds associated with Legg Mason or its predecessors (from 2005 to 2010); formerly, Assistant Controller of certain mutual funds associated with Legg Mason predecessors (from 2001 to 2005)

Robert I. Frenkel Legg Mason & Co. 100 First Stamford Place Stamford, CT 06902 Birth year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Section 30(h) of the 1940 Act in combination require the Fund’s Directors and officers and persons who own more than 10% of the Fund’s common stock, as well as LMPFA, Western Asset and certain of their affiliated persons, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange, Inc. (“NYSE”). Such persons and entities are required by Commission regulations to furnish the Fund with copies of all such filings. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Fund believes that, during the fiscal year ended December 31, 2014, all such filing requirements were met with respect to the Fund except, due to administrative oversights, (i) a late filing of Form 3 was made on behalf of each of the following persons: Amy Olmert, Manager of LMPFA (Form 3 was due in April 2011) and Peter Nachtwey, Manager of LMPFA (Form 3 was due in April 2011); and (ii) a late filing of Form 4 was made on behalf of each of the following persons: Mark McAllister, Portfolio Manager of the Fund (Form 4 was due in June 2012) and Kenneth D. Fuller (Form 4 was due in December 2013).

Report of the Audit Committee

Pursuant to a meeting of the Audit Committee on February 18, 2015, the Audit Committee reports that it has: (i) reviewed and discussed the Fund’s audited financial statements with management; (ii) discussed with KPMG LLP (“KPMG”), the independent registered public accounting firm of the Fund, the matters required to be discussed by the Statement on Auditing Standards No. 61 as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) previously received written confirmation from KPMG that it is independent and written disclosures regarding such independence as required by the Public Company Accounting Oversight Board Standard No. 1, and discussed with KPMG the independent registered public accounting firm’s independence.

Pursuant to the Audit Committee Charter adopted by the Fund’s Board, the Audit Committee is responsible for conferring with the Fund’s independent registered public accounting firm, reviewing annual financial statements and recommending the selection of the Fund’s independent registered public accounting firm. The Audit Committee advises the full Board with respect to accounting, auditing and financial matters affecting the Fund. The independent registered public accounting firm is responsible for planning and carrying out the proper audits and reviews of the Fund’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are responsible for oversight. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principals and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Fund’s annual reports for the Fund’s fiscal year ended December 31, 2014.

Submitted by the Audit Committee of the Fund’s Board of Directors

Robert D. Agdern

Carol L. Colman

Daniel P. Cronin

Paolo M. Cucchi

Leslie H. Gelb

William R. Hutchinson

Eileen A. Kamerick

Riordan Roett

February 18, 2015

Board Recommendation and Required Vote

Directors are elected by a plurality of the votes cast by the holders of shares of the Fund’s common stock present in person or represented by proxy at a meeting at which a quorum is present. For purposes of the election of Directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for the Board Nominees.

The Board of Directors, including the Directors who are not “interested” persons unanimously recommends that stockholders of the Fund vote FOR each of the Board Nominees.

OTHER MATTERS

Bulldog has filed a proxy statement with the Commission soliciting proxies to vote (i) in favor of a slate of three individuals nominated by affiliates of Bulldog as directors of the Fund and (ii) in support of a floor proposal that may be submitted at the Meeting by affiliates of Bulldog recommending that the Board consider authorizing a self-tender for the Fund’s common stock at or close to net asset value.

The Bulldog Proposal was not submitted pursuant Rule 14a-8 under the 1934 Act and Bulldog did not seek to have the Bulldog Proposal included in this Proxy Statement. Accordingly, the Bulldog Proposal may be presented at the meeting but is not included in this Proxy Statement. If the Bulldog Proposal is presented at the Meeting, then to the extent permitted by applicable rules, the proxy holders will have, and intend to exercise, discretionary voting authority pursuant Rule 14a-4(c) under the 1934 Act to vote AGAINST the Bulldog Proposal. If any other matters properly come before the stockholders at the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

What do your Directors recommend?

Your Board of Directors unanimously recommends that you vote “FOR” the Board Nominees and not for the Bulldog Nominees. The Board, as well as Management, has full confidence in its current members, including the Board Nominees. The Board Nominees are highly experienced and qualified to continue to serve as directors and will provide strong leadership and exercise robust governance practices for the Fund. William Hutchinson is the lead Independent Director and has served on the Board since 2002. In addition, Eileen Kamerick, was appointed to the Board at the beginning of 2013, and Robert D. Agdern, was appointed in January of this year. The Board is comprised of individuals with substantial professional accomplishments and prior experience in a variety of fields. The Board and Management believe that continuity of Board oversight and management of the Fund is in the best interests of stockholders and best enables the Fund to achieve its long-term investment goals.

Your Board of Directors unanimously recommends that you vote, if properly presented, “AGAINST” the Bulldog Proposal. The key reasons are:

•	The Fund has had strong performance against its benchmark and its peers.

•	A tender offer would likely reduce your Fund’s discount only during the period of the tender offer.

•	A tender offer may impair the value of your investment in the Fund.

•	A tender offer may reduce the future earnings of the Fund.

•	Remaining stockholders would incur the costs of a tender offer, an increased expense ratio and reduced trading liquidity as a result of a smaller asset base.

•	A tender offer may result in a realization of gains causing a taxable event for remaining stockholders.

The Fund has had strong performance against its benchmark and its peers. As shown below, the Fund’s performance, based on both market price and net asset value, outperformed the Lipper Real Estate Closed-End Funds Category Average over the 1, 3 and 5 year periods ended February 28, 2015.

Average Annualized Total Returns (%)

(for periods ended February 28, 2015)

[1]	Total returns are based on changes in the Fund’s NYSE market price per share and assume the reinvestment of all distributions in additional shares in accordance with the Fund’s Dividend Reinvestment Plan.
[2]	Total return assumes the reinvestment of all distributions at net asset value.
[3]	Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Please note that Lipper performance returns are based on each fund’s net asset value. Returns include the reinvestment of all distributions, including returns of capital, if any, calculated among the funds in the Fund’s Lipper category.
[4]	The MSCI US REIT Index is a free float-adjusted market capitalization index that is comprised of equity Real Estate Investment Trusts (“REITs”). The index is based on MSCI USA Investable Market Index (IMI) its parent index which captures large, mid and small caps securities. With 140 constituents, it represents about 99% of the US REIT universe and all securities are classified in the REIT sector according to the Global Industry Classification Standard (GICS®).

A tender offer would likely reduce your Fund’s discount only during the period of the tender offer. After completion of the tender offer, the discount would likely return to its prior level or widen farther. The proposed tender offer at net asset value (a price higher than the current market value of your Fund’s common shares) would likely cause a temporary increase in its market price. However, the likely beneficiaries of such an increase would be only the stockholders who tender, and long-term investors would see no benefit and may ultimately be harmed as further described below. In addition, the Board has examined and continues to examine options to enhance long-term stockholder value, including ways to address the Fund’s discount from net asset value, in a suitable manner in light of market conditions. According to MorningStar Direct, as of February 28, 2014, 88% of all closed-end funds traded at a discount to net asset value. As of February 28, 2015, the Lipper Real Estate Closed-End Funds Category had an average discount of 12.2% compared to 10.9% for your Fund. As recently as 2013, the Fund traded at a premium to its net asset value.

A tender offer may impair the value of your investment in the Fund. In order to finance a tender offer, the Fund would be required to sell portfolio holdings. To the extent the Fund were to conduct a tender offer for a large amount of its outstanding common stock, a substantial portion of the Fund’s portfolio would be required to be liquidated. A tender offer could pressure the Fund to quickly sell a large portion of its portfolio and the Fund might be forced to sell securities for lower prices than if it were able to sell those securities, at a time of its choosing, over a longer period of time. ClearBridge has advised your Board of Directors that it believes, over time, the asset values of your Fund’s portfolio holdings will increase.

A tender offer may reduce the future earnings of the Fund. As noted, the Fund will be required to sell portfolio securities to finance any tender offer. This may force the Fund to sell attractive positions at a time when ClearBridge believes such sales would be inadvisable from an earnings perspective. As a result, remaining stockholders could receive less income than they otherwise would have had the Fund not been forced to sell certain investments.

Remaining stockholders will incur costs, an increased expense ratio and reduced trading liquidity as a result of a smaller asset base. A tender offer would require the Fund to incur significant costs and transactional expenses from the sale of securities that consequently, to the extent these costs and expenses are not accrued prior to expiration of the proposed tender offer, would be borne either completely or disproportionately by stockholders who do not tender their shares in the proposed tender offer. In addition, a significant decrease in assets would lead to an increase in the Fund’s expense ratio as certain fixed costs would be spread over fewer assets, which would affect long-term stockholders who do not tender their shares. Furthermore, because a tender offer would result in fewer outstanding shares, remaining stockholders could experience decreased liquidity in their shares.

A tender offer may result in a realization of gains causing a taxable event for remaining stockholders. As noted, the Fund will be required to sell portfolio securities to finance any tender offer. If the Fund’s tax basis for the assets sold is less than the sale proceeds received by the Fund, the Fund will generally recognize capital gains for U.S. tax purposes, as well as declare and distribute any such gains to stockholders (reduced by net capital losses realized during the fiscal year, if any). In addition, some of the distributed gains may be realized on assets held for one year or less, which would generate income taxable to the non-tendering stockholders at ordinary income rates. It is impossible to predict what the amount of unrealized gains or losses would be in the Fund’s portfolio at the time that the Fund would liquidate portfolio holdings (and hence the amount of capital gains or losses that may be realized and recognized). As of December 31, 2014, there was net book unrealized appreciation of $52,559,260 in the Fund’s portfolio as a whole.

Disclosure of Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed in the last two fiscal years ended December 31, 2013 and December 31, 2014 for professional services rendered by KPMG for the audit of the Fund’s annual financial statements, or services that are normally provided in connection with the statutory and regulatory filings or engagements in those fiscal years, were $53,800 and $54,300, respectively.

Audit-Related Fees. The aggregate fees billed by KPMG in connection with assurance and related services related to the annual audit of the Fund and for review of the Fund’s financial statements, other than the Audit Fees described above, for the fiscal years ended December 31, 2013 and December 31, 2014 were $0 and $0, respectively.

In addition, there were no Audit Related Fees billed in the fiscal years ended December 31, 2013 and December 31, 2014 for assurance and related services by KPMG to LMPFA and any entity controlling, controlled by or under common control with LMPFA that provides ongoing services to the Fund (LMPFA and such other entities together, the “Service Affiliates”), that were related to the operations and financial reporting of the Fund.

Tax Fees. The aggregate fees billed by KPMG for tax compliance, tax advice and tax planning services, which include the filing and amendment of federal, state and local income tax returns, timely regulated investment company qualification review and tax distribution and analysis planning to the Fund for the fiscal years ended December 31, 2013 and December 31, 2014 were $4,500 and $4,550, respectively.

There were no fees billed by KPMG to the Service Affiliates for tax services for the fiscal years ended December 31, 2014 and December 31, 2014 that were required to be approved by the Fund’s Audit Committee.

All Other Fees. There were no other fees billed for other non-audit services rendered by KPMG to the Fund for the fiscal years ended December 31, 2013 and December 31, 2014.

There were no other non-audit services rendered by KPMG to the Service Affiliates in the fiscal years ended December 31, 2013 and December 31, 2014.

Generally, the Audit Committee must approve (a) all audit and permissible non-audit services to be provided to the Fund and (b) all permissible non-audit services to be provided to the Service Affiliates that relate directly to the operations and financial reporting of the Fund. The Audit Committee may implement policies and procedures by which such services are approved other than by the full Committee but has not yet done so.

The Audit Committee approved 100% of the Audit Related Fees, Tax Fees and Other Fees, if any, for each of the fiscal years ended December 31, 2013 and December 31, 2014.

The Audit Committee shall not approve non-audit services that the Committee believes may impair the independence of the registered public accounting firm. As of the date of the approval of the Audit Committee Charter, permissible non-audit services include any professional services (including tax services), that are not prohibited services as described below, provided to the Fund by the independent registered public accounting firm, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Pre-approval by the Audit Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, the Manager and any Covered Service Provider constitutes not more than 5% of the total amount of revenues paid to the independent registered public accounting firm during the fiscal year in which the permissible non-audit services are provided to (a) the Fund, (b) LMPFA and (c) any entity partially controlled by or under common control with LMPFA that provides ongoing services to the Fund during the fiscal year in which the services are provided that would not have to be approved by the Committee; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its delegate(s)) prior to the completion of the audit.

The aggregate non-audit fees billed by KPMG for non-audit services rendered to the Fund and Service Affiliates for the fiscal years ended December 31, 2013 and December 31, 2014 were $0 and $0, respectively.

The Audit Committee has considered whether the provision of non-audit services to the Service Affiliates that were not pre-approved by the Audit Committee (because they did not require pre-approval) is compatible with maintaining KPMG’s independence. All services provided by KPMG to the Fund or to the Service Affiliates that were required to be pre-approved by the Audit Committee were pre-approved.

A representative of KPMG, if requested by any stockholder, will be present via telephone at the Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if he or she chooses to do so.

5% Beneficial Ownership

At March 20, 2015, to the knowledge of management, the registered stockholders who owned of record or owned beneficially more than 5% of the Fund’s capital stock outstanding is noted in the table below. As of the close of business on March 20, 2015, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 11,434,937 shares, equal to approximately 99% of the Fund’s outstanding shares including the shares shown below.

Percent	Name	Address
10.00%(1)	Bulldog Investors, LLC and its affiliates	250 Pehle Avenue, Suite 708 Saddle Brook, NJ 07663
5.55%(2)	First Trust Portfolios L.P. and its affiliates	120 East Liberty Drive, Suite 400 Wheaton, IL 60187
5.41%(3)	Sit Investment Associates, Inc. and its affiliates	3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402

(1)	Based upon information disclosed in a Schedule 13D/A filed jointly with the Commission on March 13, 2015 by Bulldog Investors, LLC, Bulldog Investors Group of Funds, Phillip Goldstein, Andrew Dakos and Steven Samuels. A Schedule 13D/A filed with the Commission on March 26, 2015 indicates ownership increased to 11.33%.
(2)	Based upon information disclosed in a Schedule 13G/A filed jointly with the Commission on January 16, 2015 by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation.
(3)	Based upon information disclosed in a Schedule 13G filed with the Commission on February 12, 2015 by Sit Investment Associates, Inc.

Submission of Stockholder Proposals and Other Stockholder Communications

All proposals by Stockholders of the Fund that are intended to be presented at the 2016 Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November 28, 2015. Any stockholder who desires to bring a proposal at the 2016 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver written notice thereof to the Secretary of the Fund (addressed to c/o Legg Mason, 100 First Stamford Place, 6th Floor, Stamford, CT 06902) during the period from February 29, 2016 to March 30, 2016. However, if the Fund’s 2016 Annual Meeting of Stockholders is held earlier than April 29, 2016 or later than July 28, 2016, such written notice must be delivered to the Secretary of the Fund no earlier than 90 days before the date of the 2016 Annual Meeting of Stockholders and no later than the later of 60 days prior to the date of the 2016 Annual Meeting of Stockholders or 10 days following the public announcement of the date of the 2016 Annual Meeting of Stockholders. Stockholder proposals are subject to certain regulations under the federal securities laws.

The Fund’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Chief Compliance Officer (“CCO”). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund’s Audit Committee Chair (together with the CCO, “Complaint Officers”). Complaints may be submitted on an anonymous basis.

The CCO may be contacted at:

Legg Mason & Co., LLC

Compliance Department

620 Eighth Avenue, 49th Floor

New York, New York 10018

Complaints may also be submitted by telephone at 1-800-742-5274. Complaints submitted through this number will be received by the CCO.

The Fund’s Audit Committee Chair may be contacted at:

LMP Real Estate Income Fund Inc.

Audit Committee Chair

c/o Robert K. Fulton, Esq.

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

A stockholder who wishes to send any other communications to the Board should also deliver such communications to the Secretary of the Fund at 100 First Stamford Place, 6th Floor, Stamford, CT 06902. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which stockholder communications will be relayed to the Board.

Expenses of Proxy Solicitation

The costs of preparing, assembling, mailing material and solicitation of proxies will be borne by the Fund and are expected to be approximately $60,000. Proxies may also be solicited in-person by officers of the Fund and by regular employees of LMPFA, ClearBridge or its affiliates, or other representatives of the Fund or by telephone, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses. In addition, the Fund has retained D.F. King & Co., Inc., an ASTOne Company (“D.F. King”), 48 Wall Street, 21st Fl, New York, NY 10005, a proxy solicitation firm, to assist in the solicitation of proxies. It is anticipated that D.F. King will be paid approximately $108,000 for such solicitation services (including reimbursements of out-of-pocket expenses), which costs are to be borne by LMPFA. D.F. King may solicit proxies personally and by telephone.

Other Business

The Fund’s Board of Directors does not know of any other matter that may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

By Order of the Board of Directors,

Robert I. Frenkel Secretary

March 27, 2015

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE WHITE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ANNEX A

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Organization

The Nominating Committee of each registered investment company listed on Appendix A hereto (each, a “Fund” and together, the “Funds”) shall be composed solely of Directors who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) and, with respect to those Funds listed on the New York Stock Exchange, who are “independent” as defined in the New York Stock Exchange listing standards (“Independent Directors”). The Board of Directors of the Fund (the “Board”) shall nominate the members of the Committee and shall designate the Chairperson of the Committee. The Chairperson shall preside at each meeting of the Committee.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Directors of the Fund.

Evaluation of Potential Nominees

In evaluating a person as a potential nominee to serve as a Director of the Fund, the Committee should consider among other factors it may deem relevant:

•	whether or not the person is an “interested person” as defined in the 1940 Act and whether the person is otherwise qualified under applicable laws and regulations to serve as a Director of the Fund;

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment manager of the Fund, other Fund service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Fund;

•	the contribution which the person can make to the Board and the Fund (or, if the person has previously served as a Director of the Fund, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant;

•	the character and integrity of the person; and

•	whether or not the selection and nomination of the person would be consistent with the requirements of the Fund’s retirement policies.

While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund stockholders as it deems appropriate. Stockholders who wish to recommend a nominee should send nominations to the Secretary of the Fund that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

Quorum

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at any meeting at which there is a quorum shall be the act of the Committee.

Nomination of Directors

After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the Board for its consideration.

Meetings

The Committee may meet either on its own or in conjunction with meetings of the Board. Meetings of the Committee may be held in person, video conference or by conference telephone. The Committee may take action by unanimous written consent in lieu of a meeting.

Adopted: February 15, 2007

As amended February 12, 2015

Appendix A

ClearBridge American Energy MLP Fund Inc. (“CBA”)

ClearBridge Energy MLP Fund Inc. (“CEM”)

ClearBridge Energy MLP Opportunity Fund Inc. (“EMO”)

ClearBridge Energy MLP Total Return Fund Inc. (“CTR”)

Legg Mason BW Global Income Opportunities Fund Inc. (“BWG”)

Legg Mason Permal Alternatives Fund Inc. (has not yet commenced operations)*

LMP Capital and Income Fund Inc. (“SCD”)

LMP Corporate Loan Fund Inc. (“TLI”)

LMP Real Estate Income Fund Inc. (“RIT”)

Permal Hedge Strategies Fund I

Permal Hedge Strategies Fund II

Permal Hedge Strategies Portfolio

Western Asset Emerging Markets Debt Fund Inc. (“ESD”)

Western Asset Emerging Markets Income Fund Inc. (“EMD”)

Western Asset Global Corporate Defined Opportunity Fund Inc. (“GDO”)

Western Asset Global High Income Fund Inc. (“EHI”)

Western Asset Global Partners Income Fund Inc. (“GDF”)

Western Asset High Income Fund II Inc. (“HIX”)

Western Asset High Income Opportunity Fund Inc. (“HIO”)

Western Asset High Yield Defined Opportunity Fund Inc. (“HYI”)

Western Asset Intermediate Muni Fund Inc. (“SBI”)

Western Asset Investment Grade Defined Opportunity Trust Inc. (“IGI”)

Western Asset Managed High Income Fund Inc. (“MHY”)

Western Asset Managed Municipals Fund Inc. (“MMU”)

Western Asset Middle Market Debt Fund Inc. (“XWAMX”)

Western Asset Middle Market Income Fund Inc. (“XWMFX”)

Western Asset Mortgage Defined Opportunity Fund Inc. (“DMO”)

Western Asset Municipal Defined Opportunity Trust Inc. (“MTT”)

Western Asset Municipal High Income Fund Inc. (“MHF”)

Western Asset Municipal Partners Fund Inc. (“MNP”)

Western Asset Opportunistic Income Fund Inc. (has not yet commenced operations)*

Western Asset Variable Rate Strategic Fund Inc. (“GFY”)

Western Asset Worldwide Income Fund Inc. (“SBW”)

LMP REAL ESTATE INCOME FUND INC.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

LMP REAL ESTATE INCOME FUND INC.

LMP REAL ESTATE INCOME FUND INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth D. Fuller, Robert I. Frenkel, George P. Hoyt, Michael Kocur and Barbara Allen, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of LMP Real Estate Income Fund Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at Legg Mason, 620 Eighth Avenue (at 41st Street), 49th Floor, New York on May 29, 2015, at 10:00 a.m., Eastern Standard Time and at any adjournments thereof (the “Meeting”). The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying proxy statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees as director and as said proxies deem advisable on such other matters as may properly come before the Meeting and any postponement(s) or adjournment(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 29, 2015. The Proxy Statement is available at www.proxyonline.com/docs/leggmason.

Please refer to the Proxy Statement for a discussion of the proposal.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

LMP REAL ESTATE INCOME FUND INC.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

Please sign this proxy card exactly as your name(s) appear(s) on the proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE
SIGNATURE (IF HELD JOINTLY)	DATE

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE BOARD NOMINEES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

If you have any questions before you vote, please call D.F. King & Co., Inc., an ASTOne Company (“D.F. King”), our proxy solicitor at: 866-751-6313 (9:00 a.m.-10:00 p.m., Eastern time, Monday through Friday, and 10:00 a.m.-6:00 p.m., Eastern time, Saturday). We’ll be glad to help you get your vote in quickly. Thank you for your participation regarding this important initiative.

PLEASE SIGN, DATE AND RETURN PROMPLTY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. Example: ●

		FOR	WITHHOLD

The Board of Directors recommends a vote “FOR” the following proposal:

1.	Election of Directors: (1-3) Class III Directors, to serve until the 2018 Annual Meeting of Stockholders

	(01) Robert D. Agdern	O	O

	(02) William R. Hutchinson	O	O

	(03) Eileen A. Kamerick	O	O

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]